Exhibit 99.1

Information Relating to Part II, Item 14 — Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution by K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), a wholly-owned subsidiary of Hovnanian Enterprises, Inc. (“Hovnanian”) of $41,581,000 aggregate principal amount of 6.25% Senior Notes due 2016, registered pursuant to Hovnanian’s, K. Hovnanian’s and the subsidiary guarantors’ Registration Statement on Form S-3 (File No. 333-189802) filed on August 23, 2013, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee (1)	$5,672
Legal fees and expenses	340,000
Accounting fees and expenses	75,000
Printing and duplicating expenses	10,000

Total	$430,672

(1)	Registration fee previously paid in connection with the registration by Hovnanian, K. Hovnanian and the subsidiary guarantors of an indeterminate amount of securities with an aggregate initial offering price not to exceed $481,896,163 or the equivalent thereof in one or more foreign currencies pursuant to the Registration Statement.